UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2025

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

305 -791-1169

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Promissory Note, dated as of January 15, 2025

On January 15, 2025, EzFill Holdings, Inc. (the “Company”) and Alcourt LLC (“Alcourt”) entered into a promissory note (the “January 15 Note”) for the sum of $1,000,000 to be used for the Company’s working capital needs, including without limitation the purchase of equipment. The unpaid principal balance of the January 15 Note has a fixed rate of interest of 15% per annum. Further, the January 15 Note is subject to an original issue discount of $50,000.

Unless the January 15 Note is otherwise accelerated, or extended in accordance with the terms and conditions therein, the balance of the January 15 Note, along with accrued interest, will be due and payable in full on April 15, 2025 (the “Maturity Date”). If the January 15 Note is not repaid by the Maturity Date, for any reason whatsoever, the Company shall issue shares of its Common Stock with a then current value of $500,000 to Alcourt (the “Extension Fee”). The shares will be valued based on the greater of: (i) the closing price of the Company’s common stock on the Maturity Date; or (ii) $1.00 per share; if the Company’s common stock is trading below $1.00 per share, Alcourt can elect to receive the Extension Fee of $500,000 in cash. Upon payment of the Extension Fee, the Maturity Date shall be extended until July 15, 2025. No shares of the Company shall be issued without the Company first receiving shareholder approval. The Company will begin the process of obtaining shareholder approval as soon as reasonably practicable after execution of the January 15 Note.

The information set forth above is qualified in its entirety by reference to the January 15 Note, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Amendment to Promissory Note, dated as of January 15, 2025:

As previously disclosed in the Current Report under cover of Form 8-K, filed as of January 2, 2025, the Company and Gad International Ltd. (the “Lender”) entered into a promissory note, dated as of December 26, 2024 (the “December 26 Note”) for the sum of $2,500,000 (the “Loan”) to be used for the Company’s working capital needs, including without limitation the purchase of equipment.

Under the December 26 Note, the Company agreed to execute an irrevocable transfer instruction with its transfer agent to issue $5,000,000 worth of shares of Company common stock to the Lender if the December 26 Note is not repaid on or before February 23, 2025. Such shares of common stock would be valued based on the Nasdaq official closing price for the Company’s common stock as of date of the issuance of the December 26 Note.

On January 15, 2025, the Company and the Lender entered into an Amendment to the Promissory Note (the “Amendment”), which clarifies that no shares of the Company can be issued without the Company first receiving shareholder approval. Further, the Amendment notes that the Company has commenced the process of obtaining shareholder approval, and once the shareholder approval process is completed and the Company is authorized to issue the shares, the Company will issue the shares.

The information set forth above is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference and attached hereto as Exhibit 10.2.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 15, 2025, the Company received the necessary consents from its stockholders in respect of: (i) the January 15 Note and the possible issuance of shares as part of the Extension Fee; (ii) the December 26 Note, the Amendment and the possible issuance of $5,000,000 worth of shares of Company common stock to the Lender if the December 26 Note is not repaid on or before February 23, 2025; and (iii) those certain promissory notes by and between the Company and NextNRG Holding Corp. dated as of November 14, 2024, December 2, 2024, December 3, 2024, December 17, 2024 and December 30, 2024 (collectively, the “Notes”), and the possible issuance of shares of Company common stock under the Notes.

Such consents were obtained in compliance with Nasdaq Listing Rules 5635(a) and 5635(d), as applicable, which require in relevant part that the Company may not issue shares of its common stock (or securities convertible into or exercisable for common stock) in other than public offerings or in connection an acquisition without stockholder approval if the aggregate number of shares of common stock issued would be equal to or greater than 20% of the Company’s issued and outstanding shares of common stock as of the date of issuance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note, dated as of January 15, 2025, by and between EzFill Holdings, Inc. and Alcourt LLC.
10.2	Amendment to Promissory Note, dated as of January 15, 2025, by and between EzFill Holdings, Inc. and Gad International Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2025

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Chief Executive Officer